Exhibit 99.1

UBIQUITI NETWORKS REPORTS THIRD QUARTER FISCAL 2015 FINANCIAL RESULTS
~ Service Provider Technology Growth ~
~ Non-GAAP Diluted EPS of $0.47 Per Share ~
San Jose, Calif. - May 7, 2015 - Ubiquiti Networks, Inc. (NASDAQ:UBNT) (“Ubiquiti”) today announced results for the third fiscal quarter of 2015, ended March 31, 2015.

Third Quarter Financial Summary

•	Revenues of $147.5 million

•	GAAP gross profit of $66.0 million and non-GAAP gross profit of $66.1 million

•	GAAP net income of $41.1 million and non-GAAP net income of $42.0 million

•	GAAP diluted EPS of $0.46 and non-GAAP diluted EPS of $0.47

•	$36.7 million in net cash provided by operating activities

Recent Financial Highlights

•	Service Provider Technology revenues increased over 6% in just one quarter, driven by strong demand for AirMAX® AC products.

•	Enterprise Technology revenues increased over 50% year-over-year, fueled by UniFi® access points and other industry-leading products targeting the Enterprise market.

•
North American revenues increased over 56% year-over-year, reflecting consistent demand for both our Service Provider Technology and Enterprise Technology products in this historically underpenetrated market.

•	Refinanced our credit facility, providing for a $100 million term loan and a $200 million revolving credit loan.

Recent Product Highlights

•	Shipped the first airFiber® X and sold related antennas, a revolutionary new platform for the global last-mile wireless industry.

•	Extended the UniFi® Video surveillance management system with the introduction of the UniFi Video Camera Micro and new UniFi Video software, including iOS application.

•	Shipped our recently launched Enterprise Technology products to distributors, including the first UniFi Switches, as well as the PRO and Executive models of the UniFi VoIP Phones.

•	Announced the EdgeRouterTM X, an advanced gigabit Ethernet router that delivers world-leading price-to-performance value in an ultra‑compact form factor.

“We are focused on advancing our R&D and expanding our market opportunities in the coming quarters,” said Robert J. Pera, Founder and Chief Executive Officer of Ubiquiti Networks, Inc.

Financial Highlights ($, in millions, except per share data)

Income statement highlights	F3Q15	F2Q15	F3Q14
Revenues	147.5	153.1	148.3
Service Provider Technology	106.3	99.7	121.0
Enterprise Technology	41.2	53.4	27.3
Cost of Revenues	81.5	84.1	82.7
Gross Profit	66.0	69.0	65.6
Gross Profit (%)	44.7%	45.1%	44.2%
Total Operating Expenses	20.7	18.3	15.5
Income from Operations	45.2	50.7	50.1
GAAP Net Income	41.1	46.3	45.2
GAAP EPS (diluted)	0.46	0.52	0.50
Non-GAAP Net Income	42.0	47.1	45.2
Non-GAAP EPS (diluted)	0.47	0.53	0.50

Balance Sheet Highlights

Total cash and cash equivalents as of March 31, 2015 were $451.2 million, compared with $388.6 million as of December 31, 2014. The increase in cash and cash equivalents was primarily as a result of cash provided by operating activities of $36.7 million for the quarter and net proceeds from a new debt facility. We believe that our cash position will allow us to make investments that will continue to enhance our competitive position and product portfolio.

This quarter we saw days sales outstanding in accounts receivable ("DSO") of 43 days, compared with 44 days in the prior quarter, and 30 days in the third quarter of fiscal 2014.

Business Outlook

The following are Ubiquiti’s financial performance estimates for the fourth quarter of fiscal 2015:

•	Revenues of between $140 million and $150 million

•	GAAP diluted EPS of $0.42 - $0.47

•	Non-GAAP diluted EPS of $0.43 - $0.48

Conference Call Information

Ubiquiti Networks will host a Q&A-only call to discuss the Company’s financial results at 2:00 p.m. Pacific Time today. Management’s prepared remarks can be found on the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com/results.cfm.

To listen to the Q&A call via telephone, dial (877) 291-1296 (U.S. toll-free) or (720) 259-9209 (International) to be connected to the call by an operator. Participants should dial in at least 10 minutes prior to the start of the call. Investors may also listen to a live webcast of the Q&A conference call by visiting the Investor Relations section of the Ubiquiti Networks website at http://ir.ubnt.com.

A recording of the Q&A call will be available approximately two hours after the call concludes and will be accessible on the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

About Ubiquiti Networks

Ubiquiti Networks (NASDAQ: UBNT) is closing the digital divide by building network communication platforms for everyone and everywhere. With over 28 million devices sold worldwide, Ubiquiti is transforming under-networked enterprises and communities. Our leading edge platforms, airMAX®, UniFi®, airFiber®, UniFi® Video, UniFi® VoIP,

UniFi® Switch, mFi® and EdgeMAX®, combine innovative technology, disruptive price-to-performance and the support of a global user community to eliminate barriers to connectivity. For more information, join our community at http://www.ubnt.com.

Ubiquiti, the Ubiquiti U logo, Ubiquiti Networks, airMAX, airFiber, airCRM, UniFi, mFi, EdgeMAX, and EdgeRouter are registered trademarks or trademarks of Ubiquiti Networks, Inc. in the United States and other countries.

The Ubiquiti Networks, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=24865.

Investor Relations Contact

Anne Fazioli
Ubiquiti Networks, Vice President of Investor Relations
IR@ubnt.com

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, "will", “anticipate”, “believe”, “estimate”, “expect”, "forecast", “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding expectations related to our cash position, expenses, new products, and financial performance estimates including revenues, GAAP diluted EPS and non-GAAP diluted EPS for the Company's fiscal quarter ending June 30, 2015, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and distributors' inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Qualcomm Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. Securities laws; and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2014, and subsequent filings filed with the U.S. Securities and Exchange Commission (the SEC), which are available at the SEC's website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Networks Investor Relations Department, by email at IR@ubnt.com or by visiting the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Networks undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock based compensation expense, purchase commitment termination fee and the tax effects of these non-GAAP adjustments. Reconciliations of the adjustments to GAAP results for the three and nine months ended March 31, 2015 and 2014 are provided below. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management's decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under "About our Non-GAAP Net Income and Adjustments" after the tables below.

Ubiquiti Networks Inc. Condensed Consolidated Statement of Operations (In thousands, except per share data) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
Revenues	$147,456	$148,331	$450,680	$416,457
Cost of revenues	81,479	82,719	254,631	231,851
Gross profit	65,977	65,612	196,049	184,606
Operating expenses:
Research and development	15,236	9,413	39,893	23,807
Sales, general and administrative	5,510	6,064	16,568	17,648
Total operating expenses	20,746	15,477	56,461	41,455
Income from operations	45,231	50,135	139,588	143,151
Interest expense and other, net	(763)	(283)	(804)	(778)
Income before provision for income taxes	44,468	49,852	138,784	142,373
Provision for income taxes	3,331	4,653	13,639	14,854
Net income	$41,137	$45,199	$125,145	$127,519
Net income per share of common stock:
Basic	$0.47	$0.51	$1.42	$1.45
Diluted	$0.46	$0.50	$1.40	$1.42
Weighted average shares used in computing net income per share of common stock:
Basic	87,904	87,901	88,115	87,656
Diluted	89,400	89,775	89,707	89,667
Cash dividends declared per common share	$—	$—	$0.17	$—

Ubiquiti Networks Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
Net income	$41,137	$45,199	$125,145	$127,519
Stock-based compensation:
Cost of revenues	141	153	440	445
Research and development	810	630	2,499	1,679
Sales, general and administrative	425	258	1,240	1,506
Purchase commitment termination fee	—	—	5,500	—
Gain on reversal of charge for an export compliance matter	—	(1,121)	—	(1,121)
Tax effect of non-GAAP adjustments	(550)	32	(2,331)	(1,004)
Non-GAAP net income	$41,963	$45,151	$132,493	$129,024
Non-GAAP diluted EPS	$0.47	$0.50	$1.48	$1.44
Weighted-average shares used in non-GAAP diluted EPS	89,400	89,775	89,707	89,667

Ubiquiti Networks Inc. Condensed Consolidated Balance Sheets (In thousands) (Unaudited)
	March 31, 2015	June 30, 2014(1)
Assets
Current assets:
Cash and cash equivalents	$451,159	$347,097
Accounts receivable, net	69,908	54,871
Inventories	41,717	46,349
Current deferred tax asset	797	884
Prepaid income taxes	7,394	3,256
Prepaid expenses and other current assets	30,216	13,267
Total current assets	601,191	465,724
Property and equipment, net	14,759	7,260
Long-term deferred tax asset	1,100	1,255
Other long–term assets	2,235	1,912
Total assets	$619,285	$476,151
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$48,662	$33,933
Income taxes payable	787	2,499
Debt - short-term	10,000	—
Other current liabilities	14,930	15,883
Total current liabilities	74,379	52,315
Long-term taxes payable	18,532	15,346
Debt - long-term	90,000	72,254
Deferred revenues - long-term	997	972
Total liabilities	183,908	140,887
Stockholders’ equity:
Common stock	88	88
Additional paid–in capital	11,996	145,872
Treasury stock	—	(123,864)
Retained earnings	423,293	313,168
Total stockholders’ equity	435,377	335,264
Total liabilities and stockholders’ equity	$619,285	$476,151

(1)	Derived from audited consolidated statements as of and for the year ended June 30, 2014.

Ubiquiti Networks Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
Service provider technology	$106,242	$120,987	$313,233	$326,658
Enterprise technology	41,214	27,344	137,447	89,799
Total revenues	$147,456	$148,331	$450,680	$416,457

Ubiquiti Networks Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
North America	$45,692	$29,178	$153,400	$99,178
South America	17,866	25,059	71,242	73,827
Europe, the Middle East and Africa	66,770	77,883	177,474	189,591
Asia Pacific	17,128	16,211	48,564	53,861
Total revenues	$147,456	$148,331	$450,680	$416,457

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company's activities and other factors, facilitates comparability of the Company's operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures used by Ubiquiti Networks

We compute non-GAAP net income and non-GAAP diluted earnings per share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:

•	Stock-based compensation expense

•	Reserve against vendor deposits relating to a purchase commitment termination fee

•	Gain on reversal of charge for an export compliance matter

•	Tax effect of non-GAAP adjustments, applying the principles of ASC 740

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income” included in this press release.